U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                         November 12, 2004
                                       (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)



        Texas                     0-14908                 74-2095844
   (State or other              (Commission           (I.R.S. Employer
    jurisdiction                File Number)         Identification No.)
   of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:      (972) 881-1099

Item 8.01.    Other Events

On November 12, 2004, TGC Industries, Inc. (the "Company") was informed by one of its customers that it did not agree with the Company's billing on a recently completed seismic drilling and data acquisition contract (the "Contract") that was entered into in the ordinary course of the Company's business. The disagreement related primarily to extra work performed under the Contract and the billing basis for this work. After discussions with the customer, the Company has agreed with the customer's interpretation of the Contract and has agreed to make a net reduction to the Contract of approximately $224,000, which represents 3.7% of the revenues attributable to the Contract. This adjustment will be recorded in the fourth quarter of 2004 and will reduce the Company's pretax income in an amount approximately equal to the amount of the net reduction to the Contract.



Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TGC INDUSTRIES, INC.


November 17, 2004
                                    By: /s/ WAYNE A. WHITENER
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)

Form 8-K (11-17-04).txt